Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated March 9, 2006 relating to the financial statements of ZIOPHARM Oncology, Inc. for the year ended December 31, 2005 (which contained an explanatory fourth paragraph regarding a going concern uncertainty), and to all references to our Firm, included in or made part of this Post-Effective Amendment No. 1 to the registration statement on Form SB-2 (File No. 333-129680).

VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts
March 31, 2006